                                                     Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-79981

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 23, 1999)

                                  $400,000,000

                                 [FIRSTAR LOGO]

                              FIRSTAR CORPORATION

                       $200,000,000 6.35% NOTES DUE 2001

                       $200,000,000 6.50% NOTES DUE 2002
                             ----------------------

     The 6.35% Notes Due 2001 (the "2001 notes") of Firstar mature on July 13, 2001, and the 6.50% Notes Due 2002 (the "2002 notes" and, together with the 2001 notes, the "notes") of Firstar mature on July 15, 2002. Interest on the 2001 notes is payable semiannually on January 13 and July 13, beginning January 13, 2000. Interest on the 2002 notes is payable semiannually on January 15 and July 15, beginning January 15, 2000. The notes will not be redeemable prior to maturity and will not be subject to any sinking fund.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

                                                                 PROCEEDS TO
                             PUBLIC OFFERING    UNDERWRITING    FIRSTAR BEFORE
                                PRICE(1)          DISCOUNT       EXPENSES(1)
                             ---------------    ------------    --------------
Per 2001 Note                      99.959%             .35%           99.609%
Total                         $199,918,000       $  700,000      $199,218,000
Per 2002 Note                      99.792%             .45%           99.342%
Total                         $199,584,000       $  900,000      $198,684,000
                              ------------       ----------      ------------
Combined Total                $399,502,000       $1,600,000      $397,902,000
(before expenses)

(1) Plus accrued interest from July 13, 1999, if settlement occurs after that date

     THE NOTES ARE UNSECURED OBLIGATIONS OF FIRSTAR CORPORATION. THEY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF FIRSTAR CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

     The underwriters are offering the notes subject to various conditions. The underwriters expect to deliver the notes, in book-entry form only, to purchasers through The Depository Trust Company on or about July 13, 1999.
                             ----------------------

MERRILL LYNCH & CO.
                          DONALDSON, LUFKIN & JENRETTE

                                                MORGAN STANLEY DEAN WITTER

                             ----------------------

            The date of this prospectus supplement is July 7, 1999.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Disclosures Regarding Forward-Looking Statements............  S-3
Firstar.....................................................  S-3
Recent Developments.........................................  S-4
Ratio of Earnings to Fixed Charges..........................  S-4
Use of Proceeds.............................................  S-5
Description of the Notes....................................  S-5
Underwriting................................................  S-8
Legal Matters...............................................  S-9

                                   PROSPECTUS

                                                              PAGE
                                                              ----
Firstar.....................................................    2
Where You Can Find More Information.........................    2
Use of Proceeds.............................................    4
Ratio of Earnings to Fixed Charges and to Combined Fixed
  Charges and Preferred Stock Dividends.....................    4
Certain Regulatory Matters..................................    5
Description of Debt Securities..............................   10
Description of Preferred Shares.............................   22
Description of Depositary Shares............................   27
Description of Common Stock.................................   30
Description of Securities Warrants..........................   31
European Monetary Union.....................................   35
Plan of Distribution........................................   36
Validity of Securities......................................   36
Experts.....................................................   36
Forward-Looking Statements..................................   37

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. No one is authorized to give information other than that contained in this prospectus supplement and the prospectus and in the documents referred to in this prospectus supplement and the prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

     We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

     References in this prospectus supplement and the accompanying prospectus to "we," "us," "our" and "Firstar" are to Firstar Corporation.

     In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context otherwise requires, references to "dollars," "$" and "U.S. $" are to United States dollars.

                DISCLOSURES REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus supplement and accompanying prospectus contain or incorporate statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to the safe harbor created by such sections and appear in a number of places in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein and therein by reference. These statements may include, among other matters, the intent, belief or current expectations of Firstar or its officers and information concerning possible or assumed future results of operations of Firstar. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in such forward-looking statements. Important factors that could cause future results to differ include the effects of competition, legislative and regulatory changes, changes in the economy, and other factors discussed in this and other filings by Firstar with the Securities and Exchange Commission. When used in Firstar's documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements.

                                    FIRSTAR

     Firstar is the organization created by the merger of Star Banc Corporation and Firstar Corporation ("old Firstar corporation") on November 20, 1998. We are a regional, multistate bank holding company headquartered in Milwaukee, Wisconsin. We own 100 percent of the capital stock of eight bank subsidiaries having over 700 banking offices in Wisconsin, Ohio, Iowa, Minnesota, Illinois, Indiana, Kentucky, Tennessee and Arizona. We also own various nonbank and limited purpose bank subsidiaries engaged in related financial services.

     We provide banking services throughout the midwestern United States. All of our banking subsidiaries other than Firstar Bank, N.A. were part of old Firstar corporation. Our banks provide a broad range of financial services for companies based in its market region, national business organizations, governmental entities and individuals. These commercial and consumer banking activities include accepting demand, time and savings deposits; making both secured and unsecured business and personal loans; and issuing and servicing credit cards. Our banks also engage in correspondent banking and provide a full range of trust and investment management services to individual and corporate customers. We also provide international banking services consisting of foreign trade financing, issuance and confirmation of letters of credit, funds collection and foreign exchange transactions. Our nonbank subsidiaries provide retail brokerage services, trust and investment management services, residential mortgage banking, consumer financing, title insurance, business insurance, consumer and credit related insurance, and corporate operational services.

     Our operations include three primary business segments: consumer banking, wholesale banking, and trust and private banking.

     Our principal executive offices are located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and our telephone number is (414) 765-4321.

     Additional information about Firstar is included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can find More Information" on page 2 of the accompanying prospectus.

                              RECENT DEVELOPMENTS

     Firstar and Mercantile Bancorporation Inc. ("Mercantile") have entered into an Agreement and Plan of Merger dated as of April 30, 1999 (the "Merger Agreement") that provides for the merger of Mercantile with and into Firstar (the "Merger"). The combined company will continue under the name of "Firstar Corporation" after consummation of the Merger. The Merger is expected to qualify as a "pooling-of-interests" for accounting purposes and as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended. At the effective time of the Merger, each share of common stock of Mercantile outstanding immediately prior thereto will be converted into the right to receive 2.091 shares of common stock of Firstar, plus cash in lieu of fractional shares. Consummation of the Merger is subject to a number of conditions, including (1) the approval of the Merger Agreement and the transactions contemplated thereby by the shareholders entitled to vote thereon of each of Firstar and Mercantile, (2) receipt of all requisite governmental and regulatory approvals (including the approval of the Board of Governors of the Federal Reserve System) and (3) certain other customary conditions. For further information with respect to the Merger, including certain financial statements of Mercantile and pro forma financial information, see Firstar's Current Report on Form 8-K filed May 4, 1999, Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and Current Report on Form 8-K/A filed May 19, 1999, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 1998 and for the quarterly period ended March 31, 1999 are as follows:

                                                 THREE
                                                MONTHS
                                                 ENDED         FISCAL YEAR ENDED DECEMBER 31,
                                               MARCH 31,    ------------------------------------
                                                 1999       1998    1997    1996    1995    1994
                                               ---------    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits.............    4.25x      2.90x   3.65x   3.46x   3.10x   4.11x
  Including interest on deposits.............    1.88x      1.51x   1.70x   1.60x   1.55x   1.75x

     The consolidated ratio of earnings to fixed charges is computed by dividing income before income taxes plus fixed charges less capitalized interest by fixed charges. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings and long-term debt, amortization of debt expense, capitalized interest and one-third of net rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

                                USE OF PROCEEDS

     The net proceeds to Firstar from the sale of the notes (as set forth under the heading "Proceeds to Firstar before expenses" on the cover page of this prospectus supplement) are expected to be applied toward general corporate purposes, including repayment of maturing obligations. Pending such use, we may temporarily invest the net proceeds or use them to reduce short-term indebtedness.

                            DESCRIPTION OF THE NOTES

     You should read the information in this section in conjunction with the statements under "Description of Debt Securities" beginning on page 10 of the accompanying prospectus. If this summary of the terms of the notes differs in any way from the "Description of Debt Securities" in the prospectus, you should rely on this summary.

GENERAL

     The 2001 notes mature on July 13, 2001 and bear interest at 6.35% per annum. The 2002 notes mature on July 15, 2002 and bear interest at 6.50% per annum. The initial aggregate principal amount of each of the 2001 notes and the 2002 notes is $200,000,000. Each of the 2001 notes and the 2002 notes will be issued pursuant to an indenture dated as of June 22, 1999 (referred to as the "Senior Indenture" in the accompanying prospectus) between Firstar and Citibank, N.A., as trustee (referred to as the "Senior Trustee" in the accompanying prospectus), and each will represent a new and separate series of senior securities (as that term is used in the accompanying prospectus) under that indenture.

     Each of the 2001 notes and the 2002 notes:

     - will be issued in denominations of $1,000 and integral multiples of $1,000;

     - are not redeemable before maturity;

     - are not subject to any sinking fund;

     - will be represented by one or more global certificates in fully registered form, and except in certain limited circumstances, will not be issued in individual certificated form (if the notes are issued in individual certificated form, they will be issued in registered form, and payments of principal and interest will be made according to alternative arrangements);

     - represent unsecured and unsubordinated debt;

     - will be repaid at par at maturity; and

     - will rank pari passu with Firstar's other unsecured and unsubordinated debt.

     Interest on the 2001 notes:

     - is payable on January 13 and July 13 of each year, payable to the persons in whose names the notes are registered at the close of business on December 29 or June 28, as the case may be, prior to the payment date;

     - will be payable beginning on January 13, 2000, and interest will begin to accrue from July 13, 1999.

     Interest on the 2002 notes:

     - is payable on January 15 and July 15 of each year, payable to the persons in whose names the notes are registered at the close of business on January 1 or July 1, as the case may be, prior to the payment date; and

     - will be payable beginning on January 15, 2000, and interest will begin to accrue from July 13, 1999.

     Interest on each of the 2001 notes and the 2002 notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     We will deliver to the trustee, annually, an officers' certificate as to the existence or absence of defaults under the indenture. We may, without the consent of the holders of the notes, issue additional securities having the same ranking and the same interest rate, maturity and other terms as the notes.

BOOK-ENTRY, DELIVERY AND FORM

     The Depository Trust Company ("DTC") will act as securities depository for the notes. The notes will be issued as fully-registered notes, registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global note certificate will be issued for each $200,000,000 principal amount of notes or portion thereof, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

     To facilitate subsequent transfers, all notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identities of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Principal and interest payments on the notes will be made to Cede & Co. as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding information from the issuer, trustee or paying agent on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form registered in "street name," and will be the responsibility of such Participant and not of DTC, the trustee, any paying agent or Firstar, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of Firstar or the trustee or a paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such global note for all purposes of the notes and the indenture, as the case may be. Except as described in the next paragraph, owners of beneficial interests in global notes will not be entitled to have the notes represented by such global notes registered in their names. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC, or its nominee, and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of notes.

     If DTC notifies Firstar that it is unwilling or unable to continue as depositary or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, Firstar has agreed to appoint a successor depositary. If such a successor is not appointed by Firstar within 90 days, Firstar will issue notes in individual certificated form in exchange for the global notes. In addition, Firstar may at any time and in its sole discretion determine that the notes will no longer be represented by global notes. In that event, Firstar will issue notes in individual certificated form in exchange for such global notes. In any such case, an owner of a beneficial interest in a global note will be entitled to physical delivery in individual certificated form of notes equal in principal amount to such beneficial interest and to have such notes registered in such owner's name. Notes so issued in individual certificated form will be issued in denominations of $1,000 and integral multiples of $1,000.

     DTC also advises that:

          1. DTC management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed DTC Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

          2. DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

          3. The foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                                  UNDERWRITING

     We are selling the notes to the underwriters named below pursuant to underwriting agreements each dated July 7, 1999. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amounts of 2001 notes and 2002 notes set forth in the following table:

                                                              PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                                  OF 2001            OF 2002
                                                                   NOTES              NOTES
                        UNDERWRITERS                          ----------------   ----------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................    $120,000,000       $120,000,000
Donaldson, Lufkin & Jenrette Securities Corporation.........      40,000,000         40,000,000
Morgan Stanley & Co. Incorporated...........................      40,000,000         40,000,000
                                                                ------------       ------------
             Total..........................................    $200,000,000       $200,000,000
                                                                ============       ============

     Under the terms and conditions of the underwriting agreements, if the underwriters take any of the 2001 notes, they are obligated to take and pay for all of the 2001 notes, and if the underwriters take any of the 2002 notes, they are obligated to take and pay for all of the 2002 notes. The underwriters have agreed to reimburse Firstar, including reimbursement for certain expenses incurred in connection with the offerings of the notes, in the amount of $500,000 in the case of the 2001 notes and $600,000 in the case of the 2002 notes.

     Each of the 2001 notes and the 2002 notes is a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in each of the 2001 notes and the 2002 notes, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of any trading market for either series of the notes.

     The underwriters propose initially to offer the notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and to offer some of the notes to certain dealers at such public offering prices less a concession not in excess of .10% of the principal amount of the 2001 notes and not in excess of .15% of the principal amount of the 2002 notes. After the initial public offerings, the underwriters may change the public offering prices and such concessions.

     In connection with the offerings of the notes, the underwriters may, to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may over-allot in connection with the offerings of the notes, creating a short position in the notes for their own account. In addition, the underwriters may bid for and purchase notes in the open market to cover short positions or to stabilize the prices of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in the offerings, if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of these activities at any time.

     In the ordinary course of business, certain of the underwriters and their affiliates have engaged and may in the future engage in various other banking and financial services for and commercial transactions with Firstar and its affiliates.

     We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments which the underwriters may be required to make in respect of such liabilities.

                                 LEGAL MATTERS

     The validity of the notes, as well as certain other legal matters, will be passed upon for Firstar by Jennie P. Carlson, Esq., Senior Vice President, General Counsel and Secretary of Firstar, and by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett, New York, New York. As of March 31, 1999, Ms. Carlson was the beneficial owner of 47,654 shares of Firstar Common Stock and had options to acquire 45,000 additional shares.

PROSPECTUS

FIRSTAR CORPORATION
                                                                  [FIRSTAR LOGO]

                                 $1,000,000,000

                       DEBT SECURITIES AND DEBT WARRANTS
                 PREFERRED SHARES AND PREFERRED SHARE WARRANTS
                               DEPOSITARY SHARES
                     COMMON STOCK AND COMMON STOCK WARRANTS
                                     UNITS

                             ----------------------

     We may offer and sell from time to time:

     - debt securities;

     - warrants to purchase debt securities;

     - preferred shares;

     - warrants to purchase preferred shares;

     - fractions of preferred shares represented by depositary receipts;

     - common stock;

     - warrants to purchase common stock; and

     - units consisting of one or more of these securities.

     We will provide the specific terms of each series or issue of securities we issue in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. We may only use this prospectus to offer and sell our securities if it is accompanied by a prospectus supplement.

     We may offer the securities directly or through underwriters, agents or dealers. The applicable prospectus supplement will designate the terms of that plan of distribution.

     OUR DEBT SECURITIES ARE OUR UNSECURED OBLIGATIONS AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY OF OUR BANKS OR NONBANK SUBSIDIARIES. OUR DEBT SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS JUNE 23, 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Firstar.....................................................    2
Where You Can Find More Information.........................    2
Use of Proceeds.............................................    4
Ratios of Earnings to Fixed Charges and to Combined Fixed
  Charges and Preferred Stock Dividends.....................    4
Certain Regulatory Matters..................................    5
Description of Debt Securities..............................   10
Description of Preferred Shares.............................   22
Description of Depositary Shares............................   27
Description of Common Stock.................................   30
Description of Securities Warrants..........................   31
European Monetary Union.....................................   35
Plan of Distribution........................................   36
Validity of Securities......................................   36
Experts.....................................................   36
Forward-Looking Statements..................................   37

                                    FIRSTAR

     Firstar Corporation ("FIRSTAR") is the organization created by the merger of Star Banc Corporation and Firstar Corporation ("OLD FIRSTAR CORPORATION") on November 20, 1998. We are a regional, multi-state bank holding company headquartered in Milwaukee, Wisconsin. We own 100 percent of the capital stock of eight bank subsidiaries having over 700 banking offices in Wisconsin, Ohio, Iowa, Minnesota, Illinois, Indiana, Kentucky, Tennessee and Arizona. We also own various nonbank and limited purpose bank subsidiaries engaged in related financial services.

     We provide banking services throughout the midwestern United States. All of our banking subsidiaries other than Firstar Bank, N.A. were part of old Firstar Corporation. Our banks provide a broad range of financial services for companies based in its market region, national business organizations, governmental entities and individuals. These commercial and consumer banking activities include accepting demand, time and savings deposits; making both secured and unsecured business and personal loans; and issuing and servicing credit cards. Our banks also engage in correspondent banking and provide a full range of trust and investment management services to individual and corporate customers. We also provide international banking services consisting of foreign trade financing, issuance and confirmation of letters of credit, funds collection and foreign exchange transactions. Our nonbank subsidiaries provide retail brokerage services, trust and investment management services, residential mortgage banking, consumer financing, title insurance, business insurance, consumer and credit related insurance, and corporate operational services.

     Our operations include three primary business segments: consumer banking, wholesale banking, and trust and private banking.

     Our principal executive offices are located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and the telephone number is (414) 765-4321.

     Additional information about Firstar is included in the documents incorporated by reference in this document. See "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "COMMISSION"). Our Commission filings are available to the public over the internet at the Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Our common stock, par value $.01 per share ("COMMON STOCK") is listed on the New York Stock Exchange, Inc. (the "NYSE"). You can obtain information about us from the NYSE at 20 Broad Street, New York, New York 10005.

     The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") until we, or our agents, sell all of the securities offered under this prospectus:

     - Annual Report on Form 10-K (excluding the report, dated January 11, 1999 of Arthur Andersen LLP set forth in Exhibit 13 thereto) for the year ended December 31, 1998;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     - Current Reports on Form 8-K filed on March 16, 1999 (as amended on April 2, 1999), May 4, 1999 (as amended on May 19, 1999) and May 20, 1999;

     - The description of the common stock contained in our Form 8-A dated August 5, 1971, as amended; and

     - The description of the preferred share purchase rights (the "PREFERRED STOCK PURCHASE RIGHTS") issued pursuant to the Rights Agreement, dated as of November 23, 1998, between Firstar and Firstar Bank Milwaukee N.A., as rights agent (the "RIGHTS AGREEMENT") and described in our Registration Statement on Form 8-A dated December 1, 1998 and any amendment or report filed for the purpose of updating such description.

     This prospectus is part of a registration statement that we filed with the Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus (referred to from time to time in this document as the "OFFERED SECURITIES") in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. As permitted by Commission rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the Commission. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the registration statement, the exhibits and schedules for more information about us and our securities.

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our" or similar references mean Firstar Corporation and its subsidiaries.

     We will provide a copy of any or all of the reports or documents incorporated by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents), without charge, to any person who makes a written or oral request to us for such material. You should send your written request for such material to David M. Moffett, Chief Financial Officer, Firstar Corporation, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Telephone requests may be directed to 414-765-4518.
                             ----------------------

     Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $").

                                USE OF PROCEEDS

     Unless otherwise specified in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, including investments in or advances to existing or future subsidiaries, repayment of maturing obligations, and redemption of outstanding indebtedness. Pending such use, we may temporarily invest the net proceeds or use them to reduce short-term indebtedness.

              RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Our consolidated ratios of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1998 and for the quarterly period ended March 31, 1999 are as follows:

                                            THREE
                                           MONTHS
                                            ENDED           FISCAL YEAR ENDED DECEMBER 31,
                                          MARCH 31,    -----------------------------------------
                                            1999       1998     1997     1996     1995     1994
                                          ---------    -----    -----    -----    -----    -----
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits........    4.25x      2.90x    3.65x    3.46x    3.10x    4.11x
  Including interest on deposits........    1.88x      1.51x    1.70x    1.60x    1.55x    1.75x
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends:
  Excluding interest on deposits........    4.25x      2.90x    3.64x    3.45x    3.09x    4.08x
  Including interest on deposits........    1.88x      1.51x    1.70x    1.60x    1.55x    1.75x

     The consolidated ratio of earnings to fixed charges is computed by dividing income before income taxes plus fixed charges less capitalized interest by fixed charges. The consolidated ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing income before income taxes plus fixed charges less capitalized interest by fixed charges and pretax earnings required to cover preferred stock dividends. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings and long-term debt, amortization of debt expense, capitalized interest and one-third of net rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits. Pretax earnings required to cover preferred stock dividends have been computed by dividing preferred stock dividends by one minus our effective income tax rate.

                           CERTAIN REGULATORY MATTERS

GENERAL

     As a bank holding company, we are subject to supervision and examination by the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"). Under the Bank Holding Company Act of 1956, as amended (the "BHCA"), a bank holding company generally may not, directly or indirectly, acquire the ownership or control of more than 5% of the voting securities or all or substantially all of the assets of any company, including a bank, without the prior approval of (or, in the case of certain non-bank companies, prior notice to) the Federal Reserve Board. In addition, under the BHCA, a bank holding company is generally prohibited from engaging in nonbanking activities. Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on our banks and their affiliates are difficult to determine.

     Our banks are subject to supervision and examination by applicable U.S. federal and state banking agencies. Our bank subsidiaries with national charters are primarily regulated by the Office of the Comptroller of the Currency (the "OCC"). Our subsidiary banks with state charters are supervised and examined by their respective state banking agencies and either by the Federal Reserve Board (if a member bank of the Federal Reserve System) or by the Federal Deposit Insurance Corporation (the "FDIC") if a nonmember. The deposits of our banks are primarily insured by the Bank Insurance Fund (the "BIF") and certain deposits of our banks are insured by the Savings Association Insurance Fund (the "SAIF"); for that reason, all of our banks are also subject to regulation by the FDIC. Our banks are also affected by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve Board. An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve Board uses its powers to establish reserve requirements of insured depository institutions, to set the discount rate on its extensions of credit to insured depository institutions and to conduct open market operations in U.S. government securities so as to influence the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that federal policies have a material effect on bank earnings. Future policies of the Federal Reserve Board and other authorities cannot be predicted nor can their effect on the future earnings of our banks be predicted.

     To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.

DIVIDEND RESTRICTIONS

     Various U.S. federal and state statutory provisions limit the amount of dividends that our banking subsidiaries can pay to us without regulatory approval. The approval of applicable U.S. federal bank regulatory agencies is required for the payment of any dividend if the total of all dividends declared in any calendar year would exceed the total of the institution's net profits, as defined by those regulatory agencies, for that year combined with its retained net profits for the preceding two years. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by the banking subsidiaries may also be affected by other factors, such as the maintenance of adequate capital.

     Under these provisions our banks could have declared, as of March 31, 1999, aggregate dividends of at least $143.6 million, without obtaining prior regulatory approval and without reducing the capital of our banks below "well capitalized" minimum regulatory levels.

     In addition, if, in the opinion of the applicable U.S. federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe and unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), such agency may require, after notice and hearing, that the institution in question cease and desist from such practice. The OCC has indicated that paying dividends that would deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound practice. Moreover, an insured depository institution may not pay any dividends if that payment would cause it to become undercapitalized or once it is undercapitalized. See "-- Capital Requirements." Also, the U.S. federal bank regulatory agencies have issued policy statements that provide that depository institutions and their holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

     We are a legal entity separate and distinct from our banking and nonbanking subsidiaries. Accordingly, our right, and thus the rights of our creditors, to participate in any distribution of the assets or earnings of any subsidiary other than in our capacity as a bona fide creditor of the subsidiary is necessarily subject to the prior satisfaction of claims of creditors of the subsidiary. Any capital loan by us to a bank subsidiary is subordinate in right of payment to deposits and to other indebtedness of the bank subsidiary. The principal sources of our revenues are dividends and fees from our subsidiaries.

     There are various legal restrictions on the extent to which a bank holding company, such as Firstar, and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from their bank subsidiaries. In general, these restrictions require that any extensions of credit must be on non-preferential terms and fully secured by designated amounts of specified collateral. These restrictions also limit any holding company or its nonbank subsidiaries to 10% of the lending bank's capital stock and surplus, and all of the holding company's nonbank subsidiaries to 20% of the lending bank's capital stock and surplus in the aggregate.

     Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to its subsidiary banks and to commit resources to support its subsidiary banks. This support may be required at times when we may not have the resources to provide it. Consistent with the policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund such dividend rate, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In addition, in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Moreover, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with:

     - the default of a commonly controlled FDIC-insured depository institution, or

     - any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

"DEFAULT" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     In addition, federal law (12 U.S.C. Section 55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any pro rata assessment of shareholders of a national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. As the sole shareholder of our banks, we are subject to those provisions.

ACQUISITIONS

     Effective September 29, 1995, under the provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "RIEGLE-NEAL ACT"), we have been able to acquire banks located in any state, notwithstanding the permissibility of those acquisitions under state law. However, those acquisitions are subject to any state law requiring the bank being acquired to have been organized and operating for a minimum period of time, not to exceed five years. In addition, under the Riegle-Neal Act, bank mergers are subject to federal and state deposit concentration limits (10% nationwide, and 30% in any one state). State deposit concentration limit may be more or less than 30%, depending on state law.

     The Riegle-Neal Act also permits interstate branching through interstate bank mergers or de novo branching. Under this provision, our banks may merge with each other or with other banks across state lines, subject to certain restrictions. In addition, subject to state law, a bank may open branches in states in which it does not already have branches.

CAPITAL REQUIREMENTS

     The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are substantially similar to the standards for bank holding companies.

     In general, the risk-related standards require banks and bank holding companies to maintain certain capital levels based on "risk-adjusted" assets, so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support certain activities which are not reflected on their balance sheets, such as loan commitments of one year or longer.

     Under the risk-based capital standard, the minimum consolidated ratio of total capital to risk-adjusted assets (including certain off-balance sheet items) required by the Federal Reserve Board for bank holding companies is currently 8%. At least one-half of the total capital, which the Federal Reserve Board refers to as Tier 1 Capital, must be comprised of common equity, retained earnings, qualifying noncumulative perpetual preferred stock, a limited amount of qualifying cumulative perpetual preferred stock and a minority interest in the equity accounts of consolidated subsidiaries, less certain items such as goodwill and certain other intangible assets. The remainder may consist of qualifying hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, preferred stock that does not qualify as Tier 1 Capital, and a limited amount of loan and lease loss reserves. As of March 31, 1999, our Tier 1 Capital and total capital to risk adjusted assets ratios were 9.29% and 11.29%, respectively.

     In addition to the risk-based standard, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. Similar guidelines exist for banks. These guidelines provide for a minimum ratio of Tier 1 Capital to adjusted average total assets less goodwill and certain other intangibles (the "LEVERAGE RATIO") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a Leverage Ratio of at least 4% to 5%.

     The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicators of capital strength in evaluating proposals for expansion or new activities.

     At March 31, 1999, our consolidated Leverage Ratio was 8.07%.

     In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), which substantially revised the Federal Deposit Insurance Act (the "FDIA") and makes revisions to several other federal banking statutes. Among other things, the FDICIA requires federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. The FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the regulations of the applicable U.S. federal bank regulatory agency, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6% and a risk-adjusted total capital ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above under "-- Capital Requirements." An adequately capitalized institution may only accept brokered deposits if it receives a waiver from the FDIC approval. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure; it will be considered significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3% or a leverage ratio of less than 3%; and it will be considered critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     The FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. Undercapitalized institutions may not accept brokered deposits. The depository institution's parent holding company must guarantee that the institution will comply with the capital restoration plan. The parent holding company's obligations under that guarantee would take priority over the claims of unsecured creditors in the event of the parent holding company's bankruptcy. The aggregate liability of the parent holding company is limited to the lesser of (a) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (b) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to that institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions may not, beginning 60 days after becoming critically undercapitalized, make any payment of principal or interest on their subordinated debt. In addition, critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     The Federal Reserve Board and the other U.S. federal banking agencies are also required by regulation to take into account risks stemming from non-traditional activities, such as credit risk, as well as interest rate risk, in considering the capital adequacy of an institution. Bank holding companies and banks with substantial trading exposure are also required to hold capital based on their exposure to market risk.

     Based on the above criteria and our bank subsidiaries' capital ratios as of March 31, 1999, each of our bank subsidiaries qualifies as "well capitalized" under FDICIA and the applicable prompt corrective action regulations. The terminology used in FDICIA and the prompt corrective action regulations, as described above, should not necessarily be viewed as describing the condition or prospects of any depository institutions, including our bank subsidiaries.

FDIC INSURANCE

     Our banks are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule. Each financial institution is assigned to one of three capital groups: "well capitalized," "adequately capitalized" or "undercapitalized". Each financial institution is further assigned to one of three subgroups within a capital group on the basis of supervisory evaluations by the institution's primary U.S. federal and, if applicable, state supervisors, and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The FDIC may modify the assessment rate for each category semiannually. A significant increase in assessment rates could have a material impact on us.

DEPOSITOR PREFERENCE

     Under the FDICIA, claims of holders of domestic deposits and a number of claims for administrative expenses and employee compensation against an FDIC-insured depository institution have priority over other general unsecured claims against the institution in the "liquidation or other resolution" of the institution by a receiver.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities. Each time we offer debt securities, we will describe in a prospectus supplement, and possibly a pricing supplement, the specific terms of that particular offering.

     We may from time to time offer to sell debt securities, consisting of unsecured debt securities, which may be senior (the "SENIOR SECURITIES") or subordinated (the "SUBORDINATED SECURITIES," and, together with the senior securities, the "DEBT SECURITIES").

     We will issue the senior debt securities under an indenture (the "SENIOR INDENTURE"), between Firstar and Citibank, N.A., as trustee (the "SENIOR TRUSTEE"). We will issue the Subordinated Securities under an indenture (the "SUBORDINATED INDENTURE"), between Firstar and Citibank, N.A., as trustee (the "SUBORDINATED TRUSTEE" and, together with the Senior Trustee, the "TRUSTEES"). The Senior Indenture and a form of the Subordinated Indenture (collectively, the "INDENTURES") are attached as an exhibit to the registration statement.

     The Indentures are contracts between us and the Trustees. If we default on the debt securities, the Trustee has the power to enforce your rights against us. In addition, the Trustee performs administrative duties on our behalf, such as sending you interest payments and transferring your debt securities to a new purchaser.

     We have summarized selected provisions of the Indentures below. Because this is only a summary, it is not complete and does not describe every aspect of the debt securities. Numerical references in parentheses below are to sections of the Indentures. Wherever we refer to particular sections or defined terms of the Indentures, we intend that such sections or defined terms be incorporated in this document by reference. Unless otherwise indicated, capitalized terms have the meanings ascribed to them in the Indentures.

     We are a bank holding company, and our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or winding-up is subject to the prior claims of creditors of that subsidiary. Consequently, the ability of the holders of the debt securities to benefit, as our creditors, from any distributions is also subject to these prior claims. Our banks are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which our banks may pay dividends or otherwise supply funds to us or our affiliates. See "Certain Regulatory Matters."

GENERAL

     Each Indenture permits us to issue debt securities from time to time in an unlimited amount in one or more series. (Section 301)

     The senior debt securities will be unsecured and will rank pari passu with our other unsecured unsubordinated indebtedness. The subordinated debt securities will be unsecured and will rank pari passu with our other subordinated debt, and, together with that other subordinated debt, will be subordinated and junior in right of payment to the prior payment in full of our senior debt.

     A prospectus supplement for a specific series of offered debt securities will describe the specific terms of those offered debt securities. That prospectus supplement will address some or all of the following:

     - the title and type and any limit on the aggregate principal amount of the debt securities;

     - the price (expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

     - the date or dates on which the debt securities will mature or method by which those dates can be determined and the dates on which premiums, if any, will be payable;

     - the currency or currencies in which the debt securities are being sold and are denominated and the circumstances, if any, under which any debt securities may be payable in a currency other than the currency in which the debt securities are denominated and, if so, the exchange rate, the Exchange Rate Agent and, if the holder of any debt securities may elect the currency in which payments on the debt securities are to be made, the manner of that election;

     - the denominations in which any debt securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000, and the denomination or denominations in which any debt securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;

     - the interest rate or rates (which may be fixed or variable) for the debt securities, which interest rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

     - the date from which interest on the debt securities will accrue, the dates on which interest will be payable or the method by which those dates can be determined, the date on which payment of interest will commence and the circumstances, if any, in which we may defer interest payments;

     - the dates on which, and the price or prices at which, the debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption provision, be redeemed or repaid, and the other terms and provisions of any optional redemption or required repayment;

     - the place or places where the principal (and premium if any) and interest may be payable;

     - in the case of the subordinated debt securities, any terms by which those securities may be convertible into common stock, preferred shares or depositary shares, and, in the case of subordinated debt securities convertible into preferred shares or depositary shares, the terms of those preferred shares or depositary shares;

     - whether the debt securities are to be issuable as Bearer Securities and/or Registered Securities, and, if issuable as Bearer Securities, the terms upon which any Bearer Securities may be exchanged for Registered Securities;

     - whether the debt securities are to be issued in the form of one or more temporary or permanent Global Securities, and, if so, the identity of the depositary for the Global Security or Securities;

     - if a temporary global debt security is to be issued with respect to that series, the extent to which, and the manner in which, any interest payable on an Interest Payment Date prior to the issuance of a permanent Global Security or definitive Bearer Securities will be credited to the accounts of the persons entitled to the payment on that interest payment date;

     - if a temporary Global Security is to be issued with respect to that series, the terms upon which interests in that temporary Global Security may be exchanged for interests in a permanent Global Security or for definitive debt securities of the series, and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive debt securities of that series;

     - any additional restrictive covenants included for the benefit of Holders of the debt securities;

     - any additional Events of Default applicable to the debt securities;

     - information with respect to book-entry procedures, if any;

     - whether the debt securities will be repayable at the option of the Holder;

     - any other terms of the debt securities not inconsistent with the provisions of the applicable Indenture;

     - our right to defease the debt securities or certain covenants under the Indentures;

     - the Person or Persons who shall be the Security Registrar; and

     - the terms of any securities being offered together with or separately from the debt securities.

     The applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities, certain U.S. federal income tax consequences, and any risk factors or other special considerations applicable to the debt securities. If a debt security is denominated in a foreign currency, that debt security may not trade on a U.S. national securities exchange unless and until the Commission has approved appropriate rule changes pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT") to accommodate the trading of that debt security.

     Neither Indenture contains any restriction on our ability to enter into highly leveraged transactions or any provision affording special protection to holders of debt securities in the event we engage in a highly leveraged transaction. Further, neither Indenture contains any provisions that would provide protection to holders of debt securities upon a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We may issue debt securities of a series in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in the prospectus supplement, Bearer Securities other than Bearer Securities in temporary or permanent global form will have interest coupons attached. Each Indenture also provides that we may issue Bearer Securities or Registered Securities of a series in permanent global form. See "-- Permanent Global Securities."

     You may exchange Registered Securities of any series for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if debt securities of any series are issuable as both Registered Securities and Bearer Securities, at your option upon receipt of a request confirmed in writing, and subject to the terms of the applicable Indenture, you may exchange Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. If you surrender Bearer Securities in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest, you should surrender them without the coupon relating to that date for payment of interest because interest will not be payable in respect of the Registered Security issued in exchange for that Bearer Security, but will be payable only to the Holder of that coupon when due in accordance with the terms of the applicable Indenture. We will not issue Bearer Securities in exchange for Registered Securities. (Section 305) Each Bearer Security, other than a temporary global Bearer Security, and each interest coupon will bear the following legend: "Any United States Person who holds this obligation will be subject to limitations under the United States federal income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     You may present debt securities for exchange as provided above, and you may present Registered Securities for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by us for that purpose with respect to that series of debt securities, without service charge and upon payment of any taxes and other governmental charges. (Section
305) If the applicable prospectus supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent (or Security Registrar) acts, except that, if debt securities of a series are issuable solely as Registered Securities, we will be required to maintain a transfer agent in each Place of Payment for that series and, if debt securities of a series are issuable as Bearer Securities, we will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

     We will not be required to:

     - issue, register the transfer of or exchange debt securities of any particular series to be redeemed for a period of 15 days preceding the first publication of the relevant notice of redemption, or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption;

     - register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part; or

     - exchange any Bearer Security so selected for redemption except that you may exchange a Bearer Security for a Registered Security of like tenor and terms of that series, provided that you will be required to surrender that Registered Security for redemption. (Section 305)

     Additional information regarding restrictions on the issuance, exchange and transfer of and special U.S. federal income tax considerations relating to Bearer Securities will be set forth in the applicable prospectus supplement.

TEMPORARY GLOBAL SECURITIES

     If we specify in the applicable prospectus supplement, all or any portion of the debt securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Corporation of New York, Brussels Office, as operator of the Euroclear System ("EUROCLEAR") and Cedel S.A. ("CEDEL") for credit to designated accounts. On and after the date determined as provided in that temporary Global Security and described in the applicable prospectus supplement, but within a reasonable time, that temporary Global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in the applicable prospectus supplement. No definitive Bearer Security or permanent global Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with that exchange. (Section 304)

     Additional information regarding restrictions on and special U.S. federal income tax consequences relating to temporary Global Securities will be set forth in the applicable prospectus supplement.

PERMANENT GLOBAL SECURITIES

     If any debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in that permanent Global Security may exchange those interests for debt securities of that series and of like tenor and principal amount of any authorized form and denomination. The principal and any premium and interest on a permanent Global Security will be payable in the manner described in the applicable prospectus supplement.

PAYMENTS AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payments of principal of and premium, if any, and interest, if any, on Bearer Securities will be payable in the currency designated in the prospectus supplement, subject to any applicable laws and regulations, at paying agencies outside the United States as we may appoint from time to time. Unless otherwise provided in the prospectus supplement, those payments may be made, at the option of the Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States.

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to that Interest Payment Date to a paying agent outside the United States. (Section 1001)

     No payment with respect to any Bearer Security will be made at any office or paying agency maintained by us in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal and premium, if any, and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency that we designate, located in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the Trustee receives an opinion of counsel that such payment within the United States is legal. (Section 1002)

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, if any, and interest, if any, on a Registered Security will be payable in the currency designated in the prospectus supplement. Interest will be payable at the office of the paying agent or paying agents we may appoint from time to time, except that, at our option, payment of any interest may be made by a check in the designated currency mailed to the Holder at the Holder's registered address or by wire transfer to an account in the currency designated by the Holder in writing not less than ten days prior to the date of the payment. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on a Registered Security will be made to the Person in whose name that Registered Security is registered at the close of business on the Regular Record Date for the payments. (Section 307) Unless otherwise indicated in the applicable prospectus supplement, principal payable at maturity will be paid to the registered holder upon surrender of the Registered Security at the office of a duly appointed paying agent.

     The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of debt securities is listed on the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and that stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for that series of debt securities. (Section 1002)

     All moneys we pay to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will, at our request, be repaid to us, and the Holder of that debt security or any coupon relating to that debt security will thereafter look only to us for payment thereof. (Section 1003)

COVENANTS CONTAINED IN INDENTURES

     The Senior Indenture provides that we will not, and will not permit any Subsidiary to, sell or otherwise dispose of, or permit any "PRINCIPAL SUBSIDIARY BANK" (defined as any Subsidiary Bank having total assets in excess of 10% of our total consolidated assets and those of our Subsidiaries) to issue (except to
us), shares of "CAPITAL STOCK" (defined as outstanding shares of stock of any class), or securities convertible into Capital Stock, of any Principal Subsidiary Bank, or any Subsidiary owning, directly or indirectly, in whole or in part, Capital Stock of a Principal Subsidiary Bank, with the following exceptions:

     - sales of directors' qualifying shares;

     - sales or other dispositions for fair market value if, after giving effect to that disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into Capital Stock, we would own, directly or indirectly, through Subsidiaries, not less than 80% of the shares of each class of Capital Stock of that Principal Subsidiary Bank;

     - sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

     - sales of Capital Stock by any Principal Subsidiary Bank to its stockholders where the sale does not reduce the percentage of shares of the same class owned by us. (Section 1006 of the Senior Indenture)

     At the date hereof, the only Subsidiary Banks which are Principal Subsidiary Banks are Firstar Bank, N.A., Firstar Bank Milwaukee, N.A., Firstar Bank Wisconsin, Firstar Bank Minnesota, N.A. and Firstar Bank U.S.A., N.A. Notwithstanding the foregoing, any Principal Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any of its states or the District of Columbia, if, after giving effect to that merger or consolidation, we or any wholly-owned Subsidiary owns at least 80% of the Capital Stock of that other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto, no default or Event of Default shall have happened and be continuing.

     The Subordinated Indenture does not contain the foregoing covenant.

     We are not restricted by the Indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on property for any purpose, or from paying dividends or making distributions on our Capital Stock or purchasing or redeeming our Capital Stock. The Indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indentures do not contain any provision that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge with or into, or transfer or lease our assets substantially as an entirety to, any Person unless (a) the successor Person is a corporation organized and validly existing under the laws of a domestic jurisdiction and expressly assumes our obligations on the debt securities and under the applicable Indenture, and (b) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 801)

MODIFICATION AND WAIVER

     Except as to certain modifications and amendments not adverse to Holders of debt securities, modifications and amendments of and waivers of compliance with provisions of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by that modification, amendment or waiver; provided that no such modification or amendment may, without the consent of the Holder of each outstanding debt security or coupon affected by that modification or amendment:

     - change the Stated Maturity of the principal or any installment of principal or any installment of interest, if any;

     - reduce the amount of principal or interest thereon, or any premium payable upon redemption or repayment thereof or in the case of an Original Issue Discount Security the amount of principal payable upon acceleration of the Maturity thereof;

     - change the place of payment or the currency in which principal or interest is payable, if any;

     - impair the right to institute suit for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the right of repayment, if any, at the option of the Holder;

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults;

     - reduce the requirements contained in the applicable Indenture for quorum or voting;

     - in the case of subordinated debt securities convertible into common stock, impair any right to convert such subordinated debt securities; or

     - modify any of the above provisions. (Section 902)

     Each Indenture contains provisions for convening meetings of the Holders of debt securities of a series issued under that Indenture if debt securities of that series are issuable in whole or in part as Bearer Securities. (Section 1401 of the Senior Indenture, Section 1601 of the Subordinated Indenture) A meeting may be called at any time by the Trustee for those debt securities, or upon our request or the request of the Holders of at least 10% in principal amount of the outstanding debt securities of that series, in any of those cases upon notice given in accordance with the Indenture with respect thereto. (Section 1402 of the Senior Indenture, Section 1602 of the Subordinated Indenture)

     Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than a majority in principal amount of the outstanding debt securities of a series issued under an Indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of a majority in principal amount of those outstanding debt securities of that series; and provided, further, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series issued under an Indenture, may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of that specified percentage in principal amount of the outstanding debt securities of that series. (Section 1404 of the Senior Indenture, Section 1604 of the Subordinated Indenture)

     Any resolution passed or decision taken at any meeting of Holders of debt securities of any series duly held in accordance with the applicable Indenture with respect to those debt securities will be binding on all Holders of debt securities of that series and the related coupons issued under that Indenture. The quorum at any meeting of Holders of a series of debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of that series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a majority in principal amount of the outstanding debt securities of a series, the Persons holding or representing a majority in principal amount of the outstanding debt securities of that series issued under that Indenture will constitute a quorum. (Section 1404 of the Senior Indenture, Section 1604 of the Subordinated Indenture)

EVENTS OF DEFAULT

     Unless otherwise provided in the applicable prospectus supplement, any series of senior debt securities issued under the Senior Indenture will provide that the following will constitute Events of Default with respect to that series:

     - default in the deposit of any sinking fund payment on any senior debt security of that series when due;

     - failure to perform specific covenants contained in that Indenture;

     - failure to perform any other covenant in that Indenture, continued for 30 days after written notice of failure by the Trustee or the Holders of at least 25% in principal amount of the outstanding senior debt securities of that series issued under that Indenture; and

     - specific events of bankruptcy, insolvency or reorganization of Firstar. (Section 501 of the Senior Indenture)

     Unless otherwise provided in the applicable prospectus supplement, any series of subordinated debt securities issued under the Subordinated Indenture will provide that the only Event of Default will be specific events of bankruptcy of Firstar. (Section 501 of the Senior Subordinated Indenture) In the event of a default in the payment of principal, premium, if any, or interest, if any; or a default of any sinking fund payment; or the nonperformance of any covenant or agreement in the debt securities or Indentures, the Trustees, subject to specific limitations and conditions, may institute judicial proceedings to enforce payment of the principal, premium, if any, or interest, if any, or to obtain the performance of the applicable covenant or agreement or any other proper remedy. (Section 503)

     We are required to file with each Trustee annually an Officers' Certificate concerning the absence of certain defaults under the terms of the Indentures. (Section 1008 of the Senior Indenture, Section 1004 of the Subordinated Indenture) Each Indenture provides that if an Event of Default specified in that Indenture shall occur and be continuing, either the Trustee under the Indenture or the Holders of not less than 25% in principal amount of the outstanding debt securities of that series issued under that Indenture may declare the principal of all those debt securities (or in the case of original issue discount securities, that portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable. (Section 502) In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the Holders of all debt securities of any series and the related coupons, waive any past default or Event of Default except a default (a) in payment of the principal of or premium, if any, or interest, if any, on any of the debt securities of that series, and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security of the series or coupon affected.

     Each Indenture contains a provision entitling the Trustee under the Indenture, subject to the duty of that Trustee during default to act with the required standard of care, to be indemnified by the Holders of the debt securities of any series under the Indenture or any related coupons before proceeding to exercise any right or power under the Indenture with respect to that series at the request of those Holders. (Section 603) Each Indenture provides that no Holder of any debt securities of any series under the Indenture or any related coupons may institute any proceeding, judicial or otherwise, to enforce that Indenture except in the case where the Trustee under the Indenture fails to act for 60 days after it receives written notice of default and the Trustee receives a request to enforce that Indenture by the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series and an offer of reasonable indemnity. (Section 507) This provision will not prevent any Holder of debt securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest, if any, thereon at the respective due dates thereof. (Section 508) The Holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under an Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee for those debt securities or exercising any trust or power conferred on it with respect to the debt securities of those series. However, that Trustee may refuse to follow any direction that conflicts with law or the Indenture under which it serves or which would be unjustly prejudicial to Holders not joining therein. (Section
512)

     The Subordinated Indenture provides that the Subordinated Trustee will give to the Holders of subordinated debt securities notice of a default if not cured or waived, but, except in the case of a default in the payment of principal, or premium, if any, or interest, if any, on any subordinated debt securities of that series or any related coupons or in the payment of any sinking fund installment with respect to subordinated debt securities of that series or in the exchange of Capital Securities for subordinated debt securities of that series, the Trustee for that subordinated debt securities shall be protected in withholding that notice if it determines in good faith that the withholding of that notice is in the interest of the Holders of those subordinated debt securities. (Section 602 of the Subordinated Indenture)

     The Senior Indenture provides that the Senior Trustee will give to the Holders of senior securities notice of a default; however, in the case of default in the performance, or breach, of any covenant or warranty by us under the Senior Indenture, and continuance of that default or breach for 30 days after notice of default is given to us by the Senior Trustee or to us and the Senior Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities of that series, requiring it to be remedied, the Senior Trustee for those senior securities will not give notice to Holders of senior debt securities until at least 30 days after the occurrence of that default. (Section 602 of the Subordinated Indenture)

DEFEASANCE AND DISCHARGE

     We may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations relating to temporary debt securities and exchange of debt securities, registration of transfer or exchange of debt securities of that series, replacement of stolen, lost or mutilated debt securities of that series, maintenance of paying agencies, obligations to hold monies for payment in trust and payment of additional amounts, if any, required in consequence of U.S. withholding taxes imposed on payments to non-U.S. persons) upon the deposit with the appropriate Trustee, in trust, of money and/or, to the extent such debt securities are denominated and payable in U.S. dollars only, Eligible Instruments which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any mandatory sinking fund or analogous payments on, the debt securities of that series on the Stated Maturity of those payments in accordance with the terms of the applicable Indenture and the debt securities of that series. Such a trust may be established only if, among other things:

     - we delivered to the appropriate Trustee an opinion of counsel to the effect that (a) Firstar has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the applicable Indenture there has been a change in applicable U.S. federal income tax law, in either case, to the effect that, and based thereon that opinion of counsel shall confirm that, the Holders of debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that deposit, defeasance and discharge, and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if that deposit, defeasance and discharge had not occurred; and

     - the debt securities of that series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of that deposit, defeasance and discharge. (Section 403)

     In the event of any defeasance and discharge of debt securities of that series, Holders of debt securities of that series would be able to look only to the trust fund for payment of principal of and any premium and any interest on their debt securities until maturity.

     We may terminate certain of our obligations under each Indenture with respect to the debt securities of any series under the Indenture, including its obligations to comply with the covenants described under "-- Covenants Contained in Indentures" above, with respect to those debt securities, on the terms and subject to the conditions contained in those Indentures, by depositing in trust with the applicable Trustee money and/or, to the extent those debt securities are denominated and payable in U.S. dollars only, Eligible Instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on those debt securities, and any mandatory sinking fund, repayment or analogous payments thereon, on the scheduled due dates therefor. That deposit and termination is conditioned, among other things, upon our delivery of an opinion of counsel that the Holders of those debt securities will have no U.S. federal income tax consequences as a result of that deposit and termination. That termination will not relieve us of our obligation to pay when due the principal of or interest on those debt securities if those debt securities of that series are not paid from the money or Eligible Instruments held by the Trustee for the payment thereof. (Section 1501 of the Senior Indenture, Section 1701 of the Subordinated Indenture)

     The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting this defeasance with respect to the debt securities of a particular series. In the event we exercise our option to omit compliance with the covenants described under "-- Covenants Contained in Indentures" above with respect to the debt securities of any series as described above and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and Eligible Instruments on deposit with the applicable Trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. In any event, we will remain liable for those payments as provided in the applicable Indenture.

SUBORDINATION

     The subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all of our Senior Debt. In the event that we default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated debt securities. "SENIOR DEBT" means any of our obligations to our creditors, whether now outstanding or subsequently incurred, other than (a) any obligation as to which it is provided that such obligation is not Senior Debt and (b) the subordinated debt securities. As of March 31, 1999, we had outstanding Senior Debt of approximately $329 million.

     In the event of:

     - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property,

     - any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

     - any assignment for the benefit of our creditors, or

     - any other marshalling of our assets,

then all Senior Debt (including any interest on that Senior Debt accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or interest on the subordinated debt securities. In that event, any payment or distribution on account of the principal of or interest on the subordinated debt securities, whether in cash, securities or other property (other than our securities or those of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated debt securities, to the payment of all Senior Debt at the time outstanding, and to any securities issued in respect thereof under any plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among those holders until all Senior Debt (including any interest on that Senior Debt accruing after the commencement of any of those proceedings) shall have been paid in full. (Section 1801 of the Subordinated Indenture)

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of subordinated debt securities, together with the holders of any of our obligations ranking on a parity with the subordinated debt securities, shall be entitled to be repaid from our remaining assets the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on the subordinated debt securities and those other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or our obligations ranking junior to the subordinated debt securities and those other obligations. If any payment or distribution on account of the principal of or interest on the subordinated debt securities of any character or any security, whether in cash, securities or other property (other than our securities or those of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated debt securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture, and before all the Senior Debt shall have been paid in full, that payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all that Senior Debt in full. (Section 1801 of the Subordinated Indenture) By reason of that subordination, in the event of our insolvency, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. That subordination will not prevent the occurrence of any Event of Default in respect of the subordinated debt securities.

CONVERSION OF SUBORDINATED CONVERTIBLE SECURITIES

     The Holders of subordinated debt securities of a specified series that are convertible into our common stock, preferred shares or depositary shares ("SUBORDINATED CONVERTIBLE SECURITIES") will be entitled at certain times specified in the applicable prospectus supplement, subject to prior redemption, repayment or repurchase, to convert any subordinated convertible securities of that series (in denominations set forth in the applicable prospectus supplement) into common stock, preferred shares or depositary shares, as the case may be, at the conversion price set forth in the applicable prospectus supplement, subject to adjustment as described below and in the applicable prospectus supplement. Except as described below, no adjustment will be made on conversion of any subordinated convertible securities for interest accrued on those securities or for dividends on any common stock, preferred shares or depositary shares issued. (Section 1903 of the Subordinated Indenture) If any subordinated convertible securities (not called for redemption or submitted for repayment) are converted between a Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, that subordinated convertible securities must be accompanied by funds equal to the interest payable on that succeeding Interest Payment Date on the principal amount so converted. (Section 1903 of the Subordinated Indenture) We are not required to issue fractional shares of common stock upon conversion of subordinated convertible securities that are convertible into common stock. In lieu thereof, we will pay a cash adjustment based upon the Closing Price (as defined in the Subordinated Indenture) of the common stock on the last business day prior to the date of conversion. (Section 1904 of the Subordinated Indenture) In the case of subordinated convertible securities called for redemption or submitted for repayment, conversion rights will expire at the close of business on the redemption date or repayment date, as the case may be. (Section 1902 of the Subordinated Indenture)

     Unless otherwise indicated in the applicable prospectus supplement, the conversion price for subordinated convertible securities that are convertible into common stock is subject to adjustment under formulas set forth in the Subordinated Indenture upon the occurrence of certain events, including the issuance of our capital stock as a dividend or distribution on the common stock; subdivisions and combinations of the common stock; the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock, within 45 days after the date fixed for the determination of the stockholders entitled to receive those rights or warrants, at less than the current market price (as defined in the Subordinated Indenture); and the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described in the next paragraph) or rights or warrants (excluding those referred to above). (Section 1906 of the Subordinated Indenture)

     In the event that we distribute any rights or warrants to acquire capital stock ("CAPITAL STOCK RIGHTS") under which separate certificates representing those capital stock rights will be distributed subsequent to the initial distribution of those capital stock rights (whether or not that distribution shall have occurred prior to the date of the issuance of a series of subordinated convertible securities), that subsequent distribution shall be deemed to be the distribution of those capital stock rights; provided that we may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing those capital stock rights, make proper provision so that each Holder of such a subordinated convertible security who converts that subordinated convertible security (or any portion thereof), (a) before the record date for that distribution of separate certificates shall be entitled to receive upon that conversion shares of common stock issued with capital stock rights, and (b) after that record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion, the same number of those capital stock rights as would a holder of the number of shares of common stock that such subordinated convertible security so converted would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if that subordinated convertible security were converted immediately prior to the record date for such distribution. Common stock owned by or held for our account or any majority owned subsidiary will not be deemed outstanding for the purpose of any adjustment. (Section 1906 of the Subordinated Indenture)

     No adjustment in the conversion price of subordinated convertible securities that are convertible into common stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment in the conversion price of subordinated convertible securities that are convertible into common stock will be required unless that adjustment would require a change of at least 1% in the conversion price then in effect, provided that any adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided, further, that any adjustment not so made will be made no later than three years after the occurrence of the event requiring that adjustment to be made or carried forward. We reserve the right to make those reductions in the conversion price in addition to those required in the foregoing provisions as we, in our discretion, shall determine to be advisable in order that certain stock-related distributions thereafter made by us to our stockholders will not be taxable. (Section 1906 of the Subordinated Indenture) Except as stated above, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

     If we (a) reclassify or change the common stock, (b) consolidate or merge, or (c) sell or convey all or substantially all of our property and assets to another corporation, in each case as a result of which holders of common stock will be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, that common stock, the Holders of the subordinated convertible securities then outstanding that are convertible into common stock will be entitled thereafter to convert those subordinated convertible securities into the kind and amount of shares of stock and other securities or property which they would have received upon that reclassification, change, consolidation, merger, sale or conveyance had that subordinated convertible securities been converted into common stock immediately prior to that reclassification, change, consolidation, merger, sale or conveyance. (Section 1907 of the Subordinated Indenture)

     In the event of a taxable distribution to holders of common stock which results in any adjustment of the conversion price of subordinated convertible securities that are convertible into common stock, the Holders of those subordinated convertible securities may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of common stock or those subordinated convertible securities.

                        DESCRIPTION OF PREFERRED SHARES

     The following description of the terms of the preferred stock, par value $1.00 per share (the "PREFERRED SHARES") sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. Certain other terms of any series of preferred shares will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of any of those series may differ from the terms set forth below. The description of certain provisions of the preferred shares set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to each series of the preferred shares.

GENERAL

     Pursuant to our Articles of Incorporation, our Board of Directors has the authority, without further stockholder action, to issue from time to time a maximum of preferred shares, including shares issued or reserved for issuance, in one or more series and with such terms and at such times and for such consideration as our Board of Directors may determine. The terms and conditions of the preferred shares are governed by the laws of the state of Wisconsin as well as by our Articles of Incorporation. The authority of our Board of Directors includes the determination or fixing of the following with respect to any series of preferred shares:

     - the number of preferred shares and designation or title thereof;

     - rights as to dividends;

     - whether and upon what terms the preferred shares are to be redeemable;

     - the rights of the holders upon our liquidation, dissolution, or winding up;

     - whether and upon what terms the preferred shares shall have a redemption, purchase or retirement requirement, or sinking fund;

     - whether and upon what terms the preferred shares are to be convertible;

     - the voting rights, if any, which shall apply;

     - whether we may issue the preferred shares as a share dividend; and

     - any other term, condition or provision of such series.

     No preferred shares are currently outstanding.

     As described under "Description of Depositary Shares," we may, at our option, elect to offer interests in preferred shares by depositary shares ("DEPOSITARY SHARES") evidenced by depositary receipts ("DEPOSITARY RECEIPTS"), each representing a fractional interest (to be specified in the prospectus supplement relating to the particular series of the preferred shares) in a share of the particular series of the preferred shares issued and deposited with a bank or trust company selected by us having its principal executive office in the United States and having a combined capital and surplus of at least $50,000,000 (the "DEPOSITARY").

     The preferred shares will have the dividend, liquidation, redemption, voting and conversion rights discussed below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred shares. For information concerning legal limitations on the ability of one of our banks to supply funds to us, see "Certain Regulatory Matters."

     The prospectus supplement relating to the particular series of the preferred shares offered thereby may include certain specific terms, including:

     - the title, stated value and liquidation preference of those preferred shares and the number of preferred shares offered;

     - the initial public offering price at which those preferred shares will be issued;

     - the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends will be payable, and whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

     - any repurchase, redemption or sinking fund provisions;

     - any conversion provisions;

     - whether we elect to offer depositary shares; and

     - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The preferred shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of the preferred shares, each series of the preferred shares will rank on a parity in all respects with each other series of the preferred shares and will rank senior to our series A junior participating preferred stock described below. The preferred shares will have no preemptive rights to subscribe for any additional securities which we may issue. Unless otherwise specified in the applicable prospectus supplement, Firstar Bank, N.A. will be the transfer agent and registrar for the preferred shares and any depositary shares.

     Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank senior to the series A junior participating preferred stock as to the payment of dividends and the distribution of assets. The common stock, including the common stock that may be issued upon conversion of the preferred shares or in exchange for, or upon conversion of, subordinated debt securities, will be subject to any prior rights of the preferred shares then outstanding.

DIVIDENDS

     The holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our Board of Directors or a duly authorized committee thereof, out of funds legally available therefor, cash dividends at those rates and on those dates as will be set forth in the prospectus supplement relating to that series. Those rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock books on those record dates as will be fixed by our Board of Directors or a duly authorized committee thereof.

     Dividends on any series of the preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are noncumulative ("NONCUMULATIVE PREFERRED SHARES"), then the holders of that series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates.

     No full dividends may be declared or paid or set apart for payment on any of our capital stock that ranks, as to dividends, on a parity with or junior to the preferred shares for any period unless full dividends on the preferred shares of each series (including any accumulated dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment. When dividends are not paid in full upon any series of preferred shares, all dividends declared or made upon preferred shares of each series will be declared pro rata so that the amount of dividends declared per share on preferred shares of each series will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of noncumulative preferred shares, will not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of each series of the preferred shares bear to each other. Except as provided in the preceding sentence, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock or any other capital stock of ours that ranks junior to the preferred shares as to dividends and upon liquidation) will be declared or paid, or set aside for payment or other distribution declared or made upon the common stock or any other capital stock of ours that ranks junior to, or on a parity with, the preferred shares as to dividends or upon liquidation, nor shall any common stock, nor any other capital stock of ours that ranks junior to or on a parity with the preferred shares as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or that any money be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for capital stock of ours that ranks junior to the preferred shares as to dividends and upon liquidation) unless, in each case, the full dividends on each series of the preferred shares shall have been paid, or declared and set aside for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any series of the preferred shares which may be in arrears.

REDEMPTION

     A series of the preferred shares may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case, upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to that series. Preferred shares redeemed by us will be restored to the status of authorized but unissued preferred shares.

     The prospectus supplement relating to a series of the preferred shares which is subject to mandatory redemption will specify the number of shares of that series which shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends on those preferred shares to the date of redemption. The redemption price may be payable in cash or other property, as specified in the prospectus supplement relating to that series of the preferred shares. If the redemption price is payable only from the net proceeds of the issuance of our capital stock, the terms of that series may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the applicable shares of that series of the preferred shares will automatically and mandatorily be converted into shares of our applicable capital stock pursuant to conversion provisions specified in the prospectus supplement relating to that series of the preferred shares.

     If fewer than all of the outstanding shares of any series of the preferred shares are to be redeemed, the number of preferred shares to be redeemed will be determined by our Board of Directors and those preferred shares will be redeemed pro rata from the holders of record of those preferred shares in proportion to the number of those preferred shares held by those holders (with adjustments to avoid redemption of fractional shares).

     Notwithstanding the foregoing, if any dividends, including any accumulation, on preferred shares of any series are in arrears, no preferred shares of that series will be redeemed unless all outstanding preferred shares of that series are simultaneously redeemed, and we are prohibited from purchasing or otherwise acquiring any preferred shares of that series; provided, however, that the foregoing will not prevent the purchase or acquisition of preferred shares of that series pursuant to a purchase or exchange offer, provided that that offer is made on the same terms to all holders of that series of the preferred shares.

     Notice of redemption will be given by mailing the same to each record holder of the preferred shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of those preferred shares to the respective addresses of such holders as the same shall appear on our stock books. Each such notice shall state:

     - the redemption date;

     - the number of preferred shares and series of the preferred shares to be redeemed;

     - the redemption price;

     - the place or places where certificates for the preferred shares are to be surrendered for payment of the redemption price;

     - that dividends on the preferred shares to be redeemed will cease to accrue on such redemption date; and

     - the date upon which the holder's conversion rights as to the preferred shares, if any, shall terminate.

     If fewer than all preferred shares of any series of the preferred shares held by any holder are to be redeemed, the notice mailed to that holder will also specify the number or percentage of preferred shares to be redeemed from that holder.

     If notice of redemption has been given, from and after the redemption date for the shares of the series of the preferred shares called for redemption (unless we default in providing money for the payment of the redemption price of the preferred shares so called for redemption), dividends on the preferred shares so called for redemption will cease to accrue and those preferred shares will no longer be deemed to be outstanding, and all rights of the holders of those preferred shares as our stockholders (except the right to receive the redemption price) will cease. Upon surrender in accordance with such notice of the certificates representing any preferred shares so redeemed (properly endorsed or assigned for transfer, if our Board of Directors so requires and the notice shall so state), the redemption price set forth above will be paid out of funds provided by us. If fewer than all of the preferred shares represented by any such certificate are redeemed, a new certificate will be issued representing the unredeemed preferred shares without cost to the holder of those preferred shares.

     In the event that a redemption described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT").

CONVERSION

     The prospectus supplement relating to a series of the preferred shares which is convertible will state the terms on which preferred shares of that series are convertible into shares of common stock or a series of preferred shares.

RIGHTS UPON LIQUIDATION

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of each series of the preferred shares upon liquidation will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of the common stock or any other class or series of our capital stock that ranks junior to such series of the preferred shares upon liquidation, liquidation distributions in the amount set forth in the prospectus supplement relating to that series of the preferred shares plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then current dividend period and, if that series of the preferred shares is cumulative, for all dividend periods prior thereto. Neither the sale of all or substantially all of our property and assets, nor our merger or consolidation into or with any other corporation nor the merger or consolidation of any other corporation into or with us, will be deemed to be a dissolution, liquidation or winding up. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our assets available for distribution to the holders of the preferred shares of any series are insufficient to pay in full all amounts to which those holders are entitled, no such distribution will be made on account of any shares of any other series of the preferred shares unless proportionate distributive amounts shall be paid on account of the preferred shares of that series, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of that series of the preferred shares will have no right or claim to any of our remaining assets.

VOTING RIGHTS

     Except as indicated below or in the prospectus supplement relating to a particular series of the preferred shares, or except as expressly required by applicable law, the holders of the preferred shares will not be entitled to vote. In the event we issue shares of a series of the preferred shares, unless otherwise indicated in the prospectus supplement relating to that series, each share will be entitled to one vote on matters on which holders of that series are entitled to vote. However, as more fully described under "Description of Depositary Shares," if we elect to provide for the issuance of depositary shares representing fractional interests in a share of that series of the preferred shares, the holders of each such depositary share will, in effect, be entitled through the Depositary to a fraction of a vote, rather than a full vote. In the case of any series of preferred shares having one vote per share on matters on which holders of that series are entitled to vote, the voting power of that series, on matters on which holders of that series and holders of any other series of preferred shares are entitled to vote as a single class, will depend on the number of shares in that series, not the aggregate stated value, liquidation preference or initial offering price of the shares of that series of the preferred shares.

     Under interpretations adopted by the Federal Reserve Board, if the holders of any series of the preferred shares become entitled to vote for the election of directors because dividends on such series are in arrears, that series may then be deemed a "class of voting securities" and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over us) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at the time that series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

     So long as any preferred shares of any series remain outstanding, we will not, without the consent of the holders of the outstanding preferred shares of that series, by a vote of at least two-thirds of all those outstanding preferred shares voting together as a class, given in person or by proxy, either in writing or at a meeting, (a) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the preferred shares with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our Articles of Incorporation or of the resolutions contained in a Certificate of Designations for any series of the preferred shares designating that series of the preferred shares and the preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to adversely affect any right, preference, privilege or voting power of the preferred shares or the holders of the preferred shares.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description and any description in any prospectus supplement of certain provisions of the Deposit Agreement and of the depositary shares and depositary receipts is a summary and does not purport to be complete. The summary is qualified in its entirety by reference to the Deposit Agreement and depositary receipts relating to each series of the preferred shares, a form of which is filed as an exhibit to the registration statement to which this prospectus pertains.

GENERAL

     We may, at our option, elect to offer fractional interests in preferred shares, rather than full preferred shares. If we exercise this option, we will provide for the issuance to the public by a Depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be set forth in the prospectus supplement relating to a particular series of the preferred shares) in a share of a particular series of the preferred shares as described below.

     The shares of any series of the preferred shares underlying the depositary shares will be deposited under a separate deposit agreement (the "DEPOSIT AGREEMENT") between us and the Depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the principal executive office of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a preferred share underlying that depositary share, to all the rights and preferences of the preferred shares underlying that depositary share (including dividend, voting, redemption, conversion and liquidation rights).

     Pending the preparation of definitive engraved depositary receipts, the Depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

     Upon surrender of the depositary receipts at the principal office of the Depositary (unless the related depositary shares have previously been called for redemption), the owner of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of preferred shares and any money or other property represented by those depositary shares. Partial preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the Depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive depositary shares therefor. We do not expect that there will be any public trading market for the preferred shares represented by depositary receipts except as represented by the depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of depositary shares.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of depositary shares entitled to that property, unless the Depositary determines that it is not feasible to make that distribution, in which case the Depositary may, with our approval, sell such property and distribute the net proceeds from that sale to the holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred shares will be made available to holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of that series of the preferred shares held by the Depositary. The Depositary will mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred shares. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon that redemption and any money or other property to which the holders of those depositary shares were entitled upon that redemption, upon surrender to the Depositary of the depositary receipts evidencing those depositary shares.

VOTING THE PREFERRED SHARES

     Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the Depositary will mail the information contained in that notice of meeting to the record holders of the depositary shares relating to those preferred shares. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of preferred shares underlying that holder's depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of preferred shares underlying those depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares relating to those preferred shares.

TAXATION

     Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred shares represented by those depositary shares, and, accordingly, will be entitled to take into account for U.S. federal income tax purposes income and deductions to which they would be entitled if they were holders of those preferred shares. In addition,

     - no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares as provided in the Deposit Agreement;

     - the tax basis of each preferred share to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor; and

     - the holding period for the preferred shares in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless that amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. A Deposit Agreement may be terminated by us or the Depositary only if (a) all outstanding depositary shares relating thereto have been redeemed, or (b) there has been a final distribution in respect of the preferred shares of the relevant series in connection with any liquidation, dissolution or winding up of Firstar, and that distribution has been distributed to the holders of the related depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay other transfer and other taxes and governmental charges and those other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the Depositary and which we are required to furnish to the holders of the preferred shares.

     Neither us nor the Depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing our obligations under the Deposit Agreement. Our obligations and those of the Depositary under the Deposit Agreement will be limited to performance in good faith of our duties thereunder and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of that appointment. A successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     Our Board of Directors is authorized to issue a maximum of 800,000,000 shares of common stock. As of March 31, 1999, approximately 661,214,244 shares of common stock were issued and outstanding. The terms and conditions of the common stock are governed by the laws of the State of Wisconsin as well as by our Articles of Incorporation.

     Subject to any prior rights of any preferred shares then outstanding, holders of the common stock are entitled to receive such dividends as are declared by our Board of Directors out of funds legally available for those dividends. For information concerning legal limitations on the ability of our banks to supply funds to us, see "Certain Regulatory Matters." Subject to the rights, if any, of any preferred shares then outstanding, all voting rights are vested in the holders of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by our shareholders.

     The common stock has no preemptive rights. The transfer agent and registrar for the common stock is Firstar Bank Milwaukee N.A.

RIGHTS PLAN

     Each share of common stock outstanding (and each share issued by us prior to the occurrence of certain events) carries with it one preferred stock purchase right to purchase, at a price of $300.00, one-hundredth of a share of our series A junior participating preferred stock. The preferred stock purchase rights are exercisable only if a person or group (an "ACQUIRING PERSON") acquires or obtains the right to acquire ownership of 15% or more of our common stock, commences a tender or exchange offer for 15% or more of the common stock or is declared an Acquiring Person by our Board of Directors. We are entitled to redeem the preferred stock purchase rights at a price of one cent per preferred stock purchase right at any time before the date a 15% position has been acquired.

     Each preferred stock purchase right entitles its holder (other than an Acquiring Person) to purchase common stock having a market value at that time of twice the preferred stock purchase right's exercise price under certain circumstances where a person or group has acquired a 15% block of our common stock or commenced a tender or exchange offer for 15% or more of our common stock. The plan also allows our Board of Directors to lower the threshold to not less than 10% if appropriate in light of specific circumstances. The preferred stock purchase rights also provide a similar right for holders (other than an Acquiring Person) to purchase, at the preferred stock purchase right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the preferred stock purchase right's exercise price.

     As long as the preferred stock purchase rights are attached to and evidenced by the certificates representing the common stock, we will continue to issue one preferred stock purchase right with each share of common stock that shall become outstanding. A preferred stock purchase right is presently attached to each issued and outstanding share of common stock. The preferred stock purchase rights will expire on December 1, 2008 unless earlier redeemed.

     The preferred stock purchase rights have certain antitakeover effects. The preferred stock purchase rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors. The preferred stock purchase rights should not interfere with any merger or other business combination approved by our Board of Directors since they may be redeemed by us prior to the consummation of that transaction.

     The rights agreement has been filed by us as an exhibit to our Form 8-A dated as of December 1, 1998. The description of the preferred stock purchase rights found in the foregoing Form 8-A has been incorporated by reference herein and copies of that Form 8-A can be obtained in the manner set forth under "Where You Can Find More Information."

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities, preferred shares, depositary shares or common stock. Securities warrants may be issued independently or together with debt securities, preferred shares or depositary shares offered by any prospectus supplement and may be attached to or separate from those debt securities, preferred shares or depositary shares. Each series of securities warrants will be issued under a separate warrant agreement (a "SECURITIES WARRANT AGREEMENT") to be entered into by us and a bank or trust company, as securities warrant agent (the "SECURITIES WARRANT AGENT"), all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. The Securities Warrant Agent will act solely as our agent in connection with securities warrant certificates (the "SECURITIES WARRANT CERTIFICATES") and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrant certificates or beneficial owners of securities warrants. Copies of the forms of Securities Warrant Agreements, including the forms of securities warrant certificates representing the securities warrants, are filed as exhibits to the registration statement to which this prospectus pertains. The following summaries of certain provisions of the forms of Securities Warrant Agreements and securities warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreements and the securities warrant certificates.

GENERAL

     If securities warrants are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including, in the case of securities warrants for the purchase of debt securities, the following where applicable:

     - the offering price and exercise price;

     - the currencies in which those securities warrants are being offered;

     - the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of those securities warrants;

     - the designation and terms of any series of debt securities, preferred shares or depositary shares with which those securities warrants are being offered and the number of those securities warrants being offered with each debt security, preferred share or depositary share;

     - the date on and after which those securities warrants and the related series of debt securities, preferred shares or depositary shares will be transferable separately;

     - the principal amount of the series of debt securities purchasable upon exercise of each securities warrant and the price at which and currencies in which the principal amount of debt securities of that series may be purchased upon such exercise;

     - the date on which the right to exercise those securities warrants shall commence and the date on which that right shall expire (the "EXPIRATION DATE");

     - whether the securities warrants will be issued in registered or bearer form;

     - U.S. federal income tax consequences; and

     - any other terms of those securities warrants.

     In the case of securities warrants for the purchase of preferred shares, depositary shares or common stock, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

     - the offering price and exercise price;

     - the aggregate number of shares purchasable upon exercise of those securities warrants and, in the case of securities warrants for preferred shares or depositary shares, the designation, aggregate number and terms of the series of preferred shares purchasable upon exercise of those securities warrants or underlying the depositary shares purchasable upon exercise of those securities warrants;

     - the designation and terms of the series of debt securities, preferred shares or depositary shares with which those securities warrants are being offered, and the number of those securities warrants being offered with each such debt security, preferred share or depositary share;

     - the date on and after which those securities warrants and the related series of debt securities, preferred shares or depositary shares will be transferable separately;

     - the number of preferred shares, depositary shares or shares of common stock purchasable upon exercise of each securities warrant and the price at which that number of preferred shares or depositary shares of that series or shares of common stock may be purchased upon each exercise;

     - the date on which the right to exercise those securities warrants will commence and the expiration date;

     - U.S. federal income tax consequences; and

     - any other terms of those securities warrants.

     Securities warrants for the purchase of preferred shares, depositary shares or common stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

     Securities warrant certificates may be exchanged for new securities warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any securities warrant to purchase debt securities, holders of those securities warrants will not have any of the rights of holders of the debt securities purchasable upon exercise of those securities warrants, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon that exercise, or to enforce covenants in the applicable indenture. Prior to the exercise of any securities warrants to purchase preferred shares, depositary shares or common stock, holders of those securities warrants will not have any rights of holders of the preferred shares, depositary shares or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred shares, depositary shares or common stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

     Each securities warrant will entitle the holder thereof to purchase that principal amount of debt securities or number of preferred shares, depositary shares or shares of common stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered securities warrants. After the close of business on the expiration date (or such later date to which such expiration date may be extended by us), unexercised securities warrants will become void.

     Securities warrants may be exercised by delivering to the securities warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred shares, depositary shares or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the securities warrant certificate. Securities warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the securities warrant certificate evidencing those securities warrants. Upon receipt of that payment and the securities warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred shares, depositary shares or common stock, as the case may be, purchasable upon that exercise. If fewer than all of the securities warrants represented by that securities warrant certificate are exercised, a new securities warrant certificate will be issued for the remaining amount of securities warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

     The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the securities warrants issued under those agreements to effect changes that are not inconsistent with the provisions of the securities warrants and that do not adversely affect the interests of the holders of the securities warrants.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

     - the issuance of capital stock as a dividend or distribution on the common stock;

     - subdivisions and combinations of the common stock;

     - the issuance to all holders of common stock of rights or warrants entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive those rights or warrants, at less than the Current Market Price (as defined in the Securities Warrant Agreement for that series of common stock warrants); and

     - the distribution to all holders of common stock of our evidences of indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

     In the event that we distribute any rights or warrants to acquire capital stock pursuant to the penultimate clause set forth above (the "CAPITAL STOCK RIGHTS"), pursuant to which separate certificates representing those capital stock rights will be distributed subsequent to the initial distribution of those capital stock rights (whether or not that distribution shall have occurred prior to the date of the issuance of a series of common stock warrants), that subsequent distribution will be deemed to be the distribution of those capital stock rights; provided that we may, in lieu of making any adjustment in the exercise price of and the number of shares of common stock covered by a common stock warrant upon a distribution of separate certificates representing those capital stock rights, make proper provision so that each holder of such a common stock warrant who exercises that common stock warrant (or any portion of that common stock warrant), (a) before the record date for the distribution of separate certificates will be entitled to receive upon that exercise shares of common stock issued with capital stock rights, and (b) after that record date and prior to the expiration, redemption or termination of those capital stock rights, will be entitled to receive upon that exercise, in addition to the shares of common stock issuable upon that exercise, the same number of those capital stock rights as would a holder of the number of shares of common stock that such common stock warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if that common stock warrant was exercised immediately prior to the record date for that distribution. Common stock owned by or held for our account or the account of any majority owned subsidiary of ours shall not be deemed outstanding for the purpose of any adjustment.

     No adjustment in the exercise price of and the number of shares of common stock covered by a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions, or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless that adjustment would require a change of at least 1% in the exercise price then in effect; provided, that any adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any adjustment not so made shall be made no later than three years after the occurrence of the event requiring that adjustment to be made or carried forward. Except as stated above, the exercise price of and the number of shares of common stock covered by a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

     In the case of (a) a reclassification or change of the common stock, (b) a consolidation or merger involving us, or (c) our sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case, as a result of which holders of our common stock will be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, their common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert those common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had those common stock warrants been exercised immediately prior to that reclassification, change, consolidation, merger, sale or conveyance.

                            EUROPEAN MONETARY UNION

     Stage III of the European Economic and Monetary Union ("STAGE III") commenced on January 1, 1999 for those member states of the European Union that satisfied the economic convergence criteria set forth in the Treaty on European Union. On March 25, 1998, the European Commission officially recommended that eleven of the member states of the European Union be allowed to participate in Stage III; these eleven member states are Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain (collectively, the "PARTICIPATING MEMBER STATES"). It is possible that additional member states of the European Union may participate in Stage III in the future, in which case each such additional member state will also become a "Participating Member State." Certain of the foreign currencies in which debt securities may be denominated or payments in respect of debt warrants may be due or by which amounts due on the offered securities may be calculated may be issued by Participating Member States (each such country, a "RELEVANT JURISDICTION" with respect to such offered securities). Stage III includes the introduction of a single currency (the "EURO") which will be legal tender in the Participating Member States, existing in parallel with the present national currency of each Participating Member State. It is currently anticipated that on and after January 1, 2002, the national currencies of Participating Member States will cease to exist and the sole legal tender in such states will be the Euro. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. The laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union may apply to certain of the securities offered pursuant to this prospectus or the Indentures. Such laws and regulations, and future market conventions applicable in the European Union to securities similar to the relevant offered securities, may be inconsistent in varying degrees with the terms and conditions of the relevant offered securities established at their issuance. To the extent that references in an Indenture or any relevant offered securities or in the terms and conditions of any relevant offered securities to any business day, day-count, day-count fraction or other convention are inconsistent with such European Union laws, regulations or market conventions that are applicable to securities similar to the relevant offered securities held in international clearing systems, we, in our discretion (but after consultation with the applicable trustee or warrant agent, and with any principal paying agent located in a European Union member state), may amend such references and terms and conditions to be in harmony with, or to otherwise comply with, such laws, regulations and/or market conventions. Any such amendment will be effected without the necessity of obtaining the consent of any holder of the relevant offered securities.

     If, following the commencement of Stage III, we have the option, pursuant to applicable law, to make payments of principal of, or interest on, or any other amounts in respect of, the relevant offered securities, or to calculate amounts due thereon, in either the current national currency of a Relevant Jurisdiction or Euro, we will make those payments or calculations in that national currency or Euro in our sole discretion. To the extent that the introduction of the Euro necessitates the rounding up or down of certain amounts or quotations expressed in Euros with respect to the relevant offered securities, that rounding will be made in conformity with prevailing market conventions in the European Union or, in the absence of an applicable market convention, to the nearest Euro cent.

     The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the relevant offered securities will not entitle any holder of those offered securities (a) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the offered securities or an Indenture, or (b) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered pursuant to this prospectus in any of two ways: (a) through agents or underwriters, or (b) directly to one or more purchasers. The prospectus supplement will supply the details of the plan of distribution, including the name or names of any underwriters or agents, the purchase price of those offered securities, our proceeds from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which those offered securities may be listed.

     Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We have agreements with the underwriters and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

     If underwriters are used in the sale, they will acquire the securities offered pursuant to this prospectus for their own account. The underwriters will resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the debt securities to the public through an underwriting syndicate or through a single underwriter.

     Each underwriter, dealer and agent participating in the distribution of any debt securities that are issuable as Bearer Securities will agree that, in connection with the original issuance of those Bearer Securities, it will not offer, sell or deliver, directly or indirectly, Bearer Securities to a U.S. person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     All offered securities, except for the common stock, will be new issues of securities with no established trading market. Any underwriters to whom we sell offered securities for public offering and sale may make a market in the securities offered pursuant to this prospectus, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance concerning the liquidity of the trading market for any of the securities offered pursuant to this prospectus.

                             VALIDITY OF SECURITIES

     Ms. Jennie P. Carlson, Esq., Senior Vice President, General Counsel and Secretary of Firstar, will pass upon the validity of the offered securities. As of March 31, 1999, Ms. Carlson was the beneficial owner of 47,654 shares of Common Stock and had options to acquire 45,000 additional shares.

                                    EXPERTS

     The consolidated financial statements of Firstar as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Mercantile Bancorporation Inc. at December 31, 1998, 1997 and 1996 and for the three years ended December 31, 1998, are incorporated by reference in the Registration Statement to which this prospectus pertains from Firstar's Current Report on Form 8-K filed on May 4, 1999 (as amended on May 19, 1999), have been audited by KPMG LLP, independent auditors, as set forth in their report on those consolidated financial statements incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and accompanying prospectus supplements contain or incorporate statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "projected," "intends to," or other similar words. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to certain risks and uncertainties, including but not limited to, certain risks described in the applicable prospectus supplement. When considering those forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the applicable prospectus supplement. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

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                                  $400,000,000

                                 [FIRSTAR LOGO]

                              FIRSTAR CORPORATION

                       $200,000,000 6.35% NOTES DUE 2001

                       $200,000,000 6.50% NOTES DUE 2002

            -------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

            -------------------------------------------------------

                              MERRILL LYNCH & CO.

                          DONALDSON, LUFKIN & JENRETTE
                           MORGAN STANLEY DEAN WITTER

                                  JULY 7, 1999

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